UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 12, 2011
(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 12, 2011 Innodata Isogen, Inc. (the “Company”) and Jack Abuhoff (“Mr. Abuhoff”) entered into an amendment to the employment agreement dated February 1, 2009 between the Company and Mr. Abuhoff.  Mr. Abuhoff is the Chairman and Chief Executive Officer of the Company.

On the same day, the Company and O’Neil Nalavadi (“Mr. Nalavadi”) entered into an amendment to the employment agreement dated October 11, 2009 between the Company and Mr. Nalavadi.  Mr. Nalavadi is the Chief Financial Officer and a Senior Vice President of the Company.

The amendments were made to comply with tax law requirements imposed by and under Section 409A of the Internal Revenue Code on the timing of severance payments that are conditioned on the signing of a general release.

The foregoing summary description of the amendments is not intended to be complete and is qualified in its entirety by reference to the complete text of the amendments that are filed as exhibits to this Report.

Item 9.01          Financial Statements and Exhibits

(d)            Exhibits

Exhibit No.	Description

10.1	Amendment Number 1 to Employment Agreement between Innodata Isogen, Inc. and Jack Abuhoff

10.2	Amendment Number 1 to Employment Agreement between Innodata Isogen, Inc. and O’Neil Nalavadi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: July 13, 2011	By:	/s/ Amy R. Agress

Amy R. Agress
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment Number 1 to Employment Agreement between Innodata Isogen, Inc. and Jack Abuhoff

10.2	Amendment Number 1 to Employment Agreement between Innodata Isogen, Inc. and O’Neil Nalavadi